UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2012

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

            Investment Transaction

            On June 13, 2012, Good Times Restaurants Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Small Island Investments Limited, a Bermuda corporation (the "Investor"), pursuant to which the Company has agreed to sell and issue to the Investor 473,934 shares (the "Shares") of a new series of the Company's preferred stock, par value $0.001 per share, to be designated as "Series C Convertible Preferred Stock" ("Series C Preferred Stock"), at a purchase price of $4.22 per share, or an aggregate purchase price of $2,000,001.48.  Each share of the Series C Preferred Stock is convertible into two shares of the Company's common stock, par value $0.001 per share ("Common Stock").  As described below, the closing of the investment transaction (the "Investment Transaction") under the Purchase Agreement (the "Closing") is subject to certain conditions, including the receipt of stockholder approval of the Investment Transaction.  The Company expects the Closing to occur promptly following the satisfaction of such condition and by September 30, 2012.

            The Investor is a Bermuda corporation based in Boston, Massachusetts.  At the present time, the Investor beneficially owns approximately 50.74% of the Company's outstanding Common Stock.  Assuming no change in the foregoing, immediately following the Closing, the Investor's beneficial ownership of the Company's capital stock will increase to approximately 63.45%.

            David L. Dobbin, Chairman of the Company's Board of Directors, is a principal of the Investor.  Accordingly, the Investment Transaction constitutes a related party transaction and was reviewed and approved by the Audit Committee of the Company's Board of Directors.

            Under the terms of the Purchase Agreement, the Shares to be issued and purchased in the Investment Transaction, and the shares of the Company's common stock issuable upon conversion of the Shares (collectively, the "Securities"), will be issued in a transaction not involving any public offering and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").  However, in connection with the Closing of the Investment Transaction, the Company will enter into an amendment to its existing Registration Rights Agreement dated December 13, 2010 with the Investor (the "Registration Rights Agreement") (the "Registration Rights Agreement Amendment"), to include the shares of the Company's Common Stock issuable upon conversion of the Shares as "Registrable Securities" under the Registration Rights Agreement.

            A copy of the Company's June 19, 2012 press release announcing the Investment Transaction is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.  Each of the material agreements relating to the Investment Transaction is summarized below.  The summaries do not purport to be complete and are qualified in their entirety by the full text of the related agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

            Securities Purchase Agreement

            As described above, on June 13, 2012, the Company and the Investor entered into the Purchase Agreement, pursuant to which the Company has agreed to sell and issue to the Investor, and the Investor has agreed to purchase form the Company, 473,934 Shares of newly designated Series C Preferred Stock of the Company, at a purchase price of $4.22 per share.  The Purchase Agreement contains customary representations and warranties by the Company, which are in certain cases modified by "materiality" and "knowledge" qualifiers.

            The Purchase Agreement provides that the obligation of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including:

            (i) that the Registration Rights Agreement Amendment has been duly executed by the Company and delivered to the Investor;

            (ii) that the representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects (or true and correct in all respects as to representations and warranties which are qualified by materiality) as of the Closing as though made on and as of such date;

            (iii) that the Company has received all consents, waivers, authorizations and approvals from third parties necessary in connection with the Investment Transaction;

            (iv) that the Company's stockholders have approved and authorized the Investment Transaction, including the approval of stockholders holding a majority of the outstanding shares of Common Stock not held by the Investor or its affiliates; and

            (v) that the Company has filed the Certificate of Designations with the Nevada Secretary of State.

            The Company has agreed to indemnify the Investor (and certain "Investor Parties" as defined in the Purchase Agreement) for all liabilities, losses or damages as a result of or relating to any breach of any representations, warranties, covenants or agreements made by the Company in the Purchase Agreement.

            The Purchase Agreement provides that after the Closing, for so long as the Investor holds at least 50 percent of the Company's outstanding capital stock, (i) the Company's Board of Directors shall consist of no more than seven members, and (ii) the Investor with have the right to designate four members of the Board.  In addition, the Purchase Agreement provides that, for so long as the Investor continues to hold at least 75 percent of the Shares and/or the shares of Common Stock issuable upon conversion thereof, the Investor will have a right of first refusal to purchase additional securities which are offered and sold by the Company for the purpose of maintaining its percentage ownership interest in the Company as of the Closing of the Investment Transaction.

            The Purchase Agreement may be terminated at any time prior to the Closing only as follows:

  by the Investor or the Company, if the Closing has not occurred by September 30, 2012, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date;
  by the Investor or the Company, if the Company's stockholders do not vote to approve the Investment Transaction;
  at any time by mutual agreement of the Company and the Investor; or
  by either the Company or the Investor, if there has been a material breach of any representation, warranty, covenant or obligation of the other party contained in the Purchase Agreement, which has not been cured within 15 days after notice thereof.

            A copy the Purchase Agreement dated June 13, 2012 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

            Certificate of Designations

            The disclosure required by Item 1.01 in connection with the Certificate of Designations is included in Item 3.02 below and is hereby incorporated herein by reference.

            Registration Rights Agreement Amendment

            The disclosure required by Item 1.01 in connection with the Registration Rights Agreement Amendment is included in Item 3.02 below and is hereby incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities.

            The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 in its entirety.  The Company has agreed to the Investment Transaction in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 promulgated thereunder, and in reliance upon the Investment Transaction being a transaction by the Company not involving any public offering.  The Securities will be deemed "restricted securities" under Rule 144 promulgated under the Securities Act.

            The rights, preferences, and privileges of the Shares will be set forth in a Certificate of Designations for the Series C Preferred Stock (the "Certificate of Designations"), which will be filed with the Nevada Secretary of State prior to the Closing as a condition thereof.  The rights, preferences, and privileges of the Shares will be as follows:

  Following the Closing, Dividends shall accrue on shares of Series C Preferred Stock at the rate of 8.0% per annum of the original issue price of $4.22 per share, with such accrued dividends payable quarterly.  The accrued dividends on shares of Series C Preferred Stock shall be payable prior and in preference to any dividends on the Company's Common Stock.  In the event the Series C Preferred Stock has not been converted to Common Stock within 18 months following the Closing, thereafter (i) the rate of the accrued dividends shall increase to 15.0% per annum from the date that is 18 months after the Closing until converted or redeemed by the Company, and (ii) the Company may upon the approval of a majority of the disinterested members of the Board of Directors redeem all or from time to time a portion of the Series C Preferred Stock by payment of its liquidation preference.
  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, or a transaction which is deemed to be a liquidation pursuant to the Certificate of Designations, holders of Series C Preferred Stock shall be entitled be entitled to receive a preference payment equal to the original issue price of $4.22 per share, plus any accrued but unpaid dividends, before any assets of the Company are distributed to holders of the Company's Common Stock.
  Shares of Series C Preferred Stock shall vote together with the Common Stock on an as-if-converted basis.  In addition, shares of Series C Preferred Stock shall have the right to vote, as a separate class, on certain major corporate transactions.
  Shares of Series C Preferred Stock shall be convertible into shares of Common Stock at any time, at a conversion ratio shall be two shares of Common Stock for each share of Series C Preferred Stock converted (subject to adjustment in the event of any stock split, combination, reorganization, or reclassification of the Common Stock.)

  The Company may require the conversion of all outstanding shares of Series C Preferred Stock into shares of Common Stock at the above conversion ratio at any time after 36 months following the Closing based upon the public trading price and the trading volume of the Common Stock.  In addition, the Series C Preferred Stock shall automatically convert to Common Stock upon a qualified public offering of the Company's Common Stock based upon the size and price of such public offering or a sale of all or substantially of the Company's assets.

            The form of Certificate of Designations is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Effective at the Closing, the Company will enter into a Registration Rights Agreement Amendment with the Investor to include the shares of the Company's Common Stock issuable upon conversion of the Shares as "Registrable Securities" under the Registration Rights Agreement.

            The form of Registration Rights Agreement Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K.

Item 8.01        Other Events

            As set forth above, on June 19, 2012, the Company issued a press release announcing the execution of the Purchase Agreement and the Investment Transaction.  A copy of the Company's press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Form of Certificate of Designations of Series C Preferred Stock
4.2	Form of First Amendment to Registration Rights Agreement

10.1	Securities Purchase Agreement between the Company and Small Island Investments Limited, dated June 13, 2012.
99.1	Company Press Release dated June 19, 2012.

Important Information

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares of the Company's Series C Preferred Stock to be issued and purchased in the Investment Transaction, and the shares of the Company's Common Stock issuable upon conversion thereof, are being so issued and purchased pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: June 19, 2012	By:/s/ Boyd E. Hoback

Boyd E. Hoback
President and Chief Executive Officer